LETTER OF TRANSMITTAL
Regarding
Units of Limited Liability Company Interests
in
MAN-GLENWOOD LEXINGTON TEI, LLC

Tendered Pursuant to the Offer to Purchase
Dated July 30, 2010

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY THE FUND BY, 5:00 P.M, CENTRAL TIME, ON
AUGUST 27, 2010, UNLESS THE OFFER IS EXTENDED.

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COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:

MAN-GLENWOOD LEXINGTON TEI, LLC
UMB Fund Services
803 W. Michigan St., Ste A
Milwaukee, WI 53233

Phone: (888) 626-6601
Fax: (816) 860-3140

Ladies and Gentlemen:

The undersigned hereby tenders to Man-Glenwood Lexington TEI, LLC, a limited liability company organized under the laws of the State of Delaware (the “Fund”), the units of limited liability company interest (hereinafter the “Unit” or “Units” as the context requires) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated July 30, 2010, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”).

THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Units or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units in the Fund or portions thereof tendered hereby.

The initial payment of the purchase price for the Units or portion thereof tendered by the undersigned will be made by check or wire transfer of the funds to the account identified by the undersigned below, as described in Section 6 of the Offer. (Any payment in the form of securities would be made by means of special arrangement with the tendering member in the sole discretion of the Fund.)

The undersigned recognizes that the amount of the purchase price for Units will be based on the unaudited net asset value of the Fund as of September 30, 2010, subject to an extension of the Offer as described in Section 7. The contingent payment portion of the repurchase price, if any, will be determined upon completion of the audit of the Fund's financial statements for the period ending March 31, 2011 that is anticipated to be completed in May 2011.

* * *

NOTE: IF YOU INVEST IN THE FUND THROUGH A FINANCIAL INTERMEDIARY, THAT FINANCIAL INTERMEDIARY MAY REQUIRE ALTERNATE PAYMENT AND/OR DELIVERY INSTRUCTIONS, NOTWITHSTANDING YOUR REQUEST BELOW.  PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY FOR MORE INFORMATION.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

LETTER OF TRANSMITTAL

Tender Date: ______________
Tender Expiration Date: August 27, 2010

PARTS 1, 2, 3, AND 5 MUST BE COMPLETED FOR TENDER REQUEST
TO BE IN GOOD ORDER FOR PROCESSING

PLEASE FAX OR MAIL TO:
Man-Glenwood Lexington TEI, LLC	FOR ADDITIONAL INFORMATION:
UMB Fund Services	PHONE: (888) 626-6601
803 W. Michigan St., Ste A	FAX: (816) 860-3140
Milwaukee, WI 53233

PLEASE INFORM YOUR FINANCIAL INTERMEDIARY WHO SERVICES THIS HOLDING THAT YOUR ARE SUBMITTING YOUR TENDER REQUEST AS SPECIFIED ABOVE.

PART 1 – NAME AND ADDRESS (AS IT APPEARS ON YOUR STATEMENT)

Fund Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Address:
City, State, Zip
Social Security # or Taxpayer Identification #:
Telephone Number:

Brokerage Account #:
Advisor Name:
Firm Name:
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Telephone Number:

PART 2 – AMOUNT OF UNITS IN THE FUND BEING TENDERED:

[  ] Entire amount of units

[  ] Portion of units (A minimum interest with a value equal to $10,000 must be maintained (the “Required Minimum Balance”).*

$______________       or      ______________ Number of Units

*The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

NOTE: Your financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request to ensure agreement on processing. [Important: Note Tender Expiration Date Above]

PART 3 – PAYMENT

Please Deliver All Proceeds via Federal Wire to the Following:

[  ]           Deliver All Proceeds to Custodian Account on Record (MANDATORY FOR IRA HOLDERS)
[  ]           Deliver All Proceeds to Broker/Dealer Account on Record (Customary for Non-IRA Holders)
[  ]           Deliver All Proceeds to Bank Account on Record
[  ]           Deliver All Proceeds to New Bank Instructions (Must complete Part 4)

NOTE: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same instruction the initial tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact the Fund at the 888-626-6601 for instructions.

PART 4 – NEW BANK INSTRUCTIONS

(Medallion Signature Guarantee Required if this Part is completed)

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

PART 5 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)

Signature	Print Name of Authorized Signatory (and Title if applicable)

IF REQUIRED (BECAUSE YOU HAVE COMPLETED PART 4 ABOVE), PLACE SIGNATURE GUARANTEE BELOW:

PLEASE IN FORM YOUR FINANCIAL INTERMEDIARY WHO SERVICES THIS HOLDING THAT YOU ARE SUBMITTING YOUR TENDER REQUEST. [IMPORTANT: NOTE TENDER EXPIRATION DATE ABOVE]